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EXHIBIT 4.2

        EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

Dated as of July 23, 2003

among

ROCKWOOD SPECIALTIES GROUP, INC.

ROCKWOOD PIGMENTS NA, INC.
LUREX INC.
ADVANTIS TECHNOLOGIES, INC.
ALPHAGARY CORPORATION
ELECTROCHEMICALS, INC.
CYANTEK CORPORATION
COMPUGRAPHICS U.S.A. INC.
EXSIL, INC.
SOUTHERN CLAY PRODUCTS, INC.
CHEMICAL SPECIALTIES, INC.
ROCKWOOD AMERICA INC.
ROCKWOOD SPECIALTIES INC.
SOUTHERN COLOR N.A., INC.
RS FUNDING CORPORATION

and

MERRILL LYNCH & CO.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

J.P. MORGAN SECURITIES INC. and

GOLDMAN, SACHS & CO.

i

REGISTRATION RIGHTS AGREEMENT

        This SENIOR SUBORDINATED NOTE REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of July 23, 2003, by and among ROCKWOOD SPECIALTIES GROUP, INC., a Delaware corporation (the "Company"), the subsidiary guarantors of the Company listed in Schedule D of the Purchase Agreement (as defined below) (collectively, the "Guarantors"), MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED ("Merrill Lynch"), J.P. MORGAN SECURITIES INC. AND GOLDMAN, SACHS & CO. (collectively, the "Initial Purchasers").

        This Agreement is made pursuant to the Purchase Agreement dated July 9, 2003 by and among the Company, the Guarantors and the Initial Purchasers (the "Purchase Agreement"), which provides for the issue and sale by the Company and the purchase by the Initial Purchasers of $375,000,000 aggregate principal amount of the Company's 10 5/8% Senior Subordinated Notes due 2011 (the "Notes"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company and the Guarantors have agreed to provide to the Initial Purchasers and their respective direct and indirect transferees and assigns the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement. Capitalized terms used herein but not defined shall have the meaning ascribed thereto in the indenture dated as of July 23, 2003, by and among the Company, the Guarantors and The Bank of New York, as Trustee, pursuant to which the Notes will be issued (the "Indenture").

        In consideration of the foregoing, the parties hereto agree as follows:

        1.    Definitions.    As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "1933 Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

          "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

          "Affiliate" of a Holder shall mean a person who controls, is controlled by or is under common control with such Holder or the spouse or children (or a trust exclusively for the benefit of a spouse and/or children) of such Holder or, in the case of a Holder which is a partnership, its partners.

          "Closing Date" shall mean July 23, 2003.

          "Company" shall have the meaning set forth in the preamble of this Agreement and also includes the Company's successors.

          "Depositary" shall mean The Depository Trust Company with respect to the Notes (other than the Notes issued in reliance on Regulation S under the 1933 Act) and Euroclear System and Clearstream Banking with respect to the Notes issued in reliance on Regulation S under the 1933 Act, or any other depositary appointed by the Company; provided, however, that any such depositary must have an address in the Borough of Manhattan, in the City of New York.

          "Exchange Notes" shall mean 10 5/8% Senior Subordinated Notes due 2011 of the Company, issued under the Indenture and containing terms identical to the Notes (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Notes or, if no such interest was paid, from the date on which the Notes were issued, (ii) the transfer restrictions thereon shall be eliminated and (iii) certain provisions relating to payment of additional interest shall be eliminated), to be offered to Holders of Registrable Notes in exchange for Notes pursuant to the Exchange Offer.

          "Exchange Offer" shall mean the exchange offer by the Company of Exchange Notes for Registrable Notes pursuant to Section 2(a) hereof.

          "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Guarantors" shall have the meaning set forth in the preamble of this Agreement.

          "Holders" shall mean the Initial Purchasers, for so long as they own any Registrable Notes, and each of their respective successors, assigns and direct and indirect transferees who become registered owners of Registrable Notes under the Indenture.

          "Indenture" shall have the meaning set forth in the preamble of this Agreement.

          "Initial Purchasers" shall have the meaning set forth in the preamble of this Agreement.

          "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of Registrable Notes outstanding; provided, however, that whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage or amount.

          "Notes" shall have the meaning set forth in the preamble of this Agreement.

          "Participating Broker-Dealer" shall have the meaning set forth in Section 3(f) hereof.

          "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Notes covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

          "Purchase Agreement" shall have the meaning set forth in the preamble of this Agreement.

          "Registrable Notes" shall mean the Notes; provided, however, that the Notes shall cease to be Registrable Notes when (i) a Registration Statement with respect to such Notes shall have been declared effective under the 1933 Act and such Notes shall have been disposed of pursuant to such Registration Statement, (ii) such Notes shall have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the 1933 Act, (iii) such Notes shall have ceased to be outstanding or (iv) such Notes have been exchanged for Exchange Notes upon consummation of the Exchange Offer.

          "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state or other securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of one United States and local counsel for any underwriters and Holders in connection with state or other securities or blue sky qualification of any of the Exchange Notes or Registrable Notes), (iii) all expenses of any Persons in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates representing the Exchange Notes and other documents relating to the performance of and compliance with this Agreement,

  (iv) all rating agency fees, (v) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Notes on any securities exchange or exchanges, (vi) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vii) the fees and disbursements of counsel for the Company and the Guarantors and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements (including the expenses of preparing and distributing any underwriting or securities sales agreements) of one counsel for the Holders (which counsel shall be selected in writing by the Majority Holders), and of the independent public accountants of the Company and the Guarantors, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (viii) the fees and expenses of a "qualified independent underwriter" as defined by Conduct Rule 2720 of the NASD, if required by the NASD rules, in connection with the offering of the Registrable Notes, and (ix) the fees and expenses of the Trustee, including its counsel, and any escrow agent or custodian, and (x) in the case of any underwritten offering, any fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained by the Company and the Guarantors in connection with any Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Notes by a Holder.

          "Registration Statement" shall mean any registration statement of the Company and the Guarantors relating to any offering of the Exchange Notes or Registrable Notes pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "SEC" shall mean the Securities and Exchange Commission.

          "Shelf Registration Statement" shall mean a shelf registration statement of the Company and the Guarantors pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Registrable Notes on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Trustee" shall mean the Trustee under the Indenture.

        2.    Registration Under the 1933 Act.    (a) Exchange Offer Registration. The Company and the Guarantors shall for the benefit of the Holders of the Notes and at their own expense (A) file within 90 calendar days of the Closing Date an Exchange Offer Registration Statement with the SEC with respect to the Exchange Offer to exchange the Notes for Exchange Notes, (B) use their reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective by the SEC under the 1933 Act within 180 calendar days after the Closing Date, (C) to cause such Registration Statement to remain effective until the closing of the Exchange Offer and (D) use its reasonable best efforts to consummate the Exchange Offer within 210 calendar days after the Closing Date. Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder (other than Participating Broker-Dealers) eligible and electing to exchange Registrable Notes for Exchange Notes (assuming that such Holder (i) is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act, (ii) acquires the Exchange Notes in the ordinary course of such Holder's business and (iii) has no arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing the Exchange Notes) to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the 1933 Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

        In connection with the Exchange Offer, the Company and the Guarantors shall:

            (i)  mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

           (ii)  keep the Exchange Offer open for at least 20 business days (or longer if required by applicable law) after the date notice thereof is mailed to the Holders;

          (iii)  use the services of the Depositary for the Exchange Offer with respect to Notes evidenced by global certificates;

          (iv)  permit Holders to withdraw tendered Registrable Notes at any time prior to 5:00 p.m., New York City time, on the last business day on which the Exchange Offer shall remain open, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Notes delivered for exchange, and a statement that such Holder is withdrawing its election to have such Notes exchanged; and

           (v)  otherwise comply in all respects with all applicable federal and state laws relating to the Exchange Offer.

        As soon as practicable after the close of the Exchange Offer, the Company shall:

            (i)  accept for exchange Registrable Notes duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which is an exhibit thereto;

           (ii)  deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Notes so accepted for exchange by the Company; and

          (iii)  cause the Trustee promptly to authenticate and deliver Exchange Notes to each Holder of Registrable Notes equal in principal amount to the principal of the Registrable Notes of such Holder so accepted for exchange.

        Interest will accrue on each Exchange Note exchanged for a Registrable Note from the last date on which interest was paid on the Notes surrendered in exchange therefor. If no interest has been paid on the Notes, such interest will accrue from the Closing Date. The Exchange Offer shall not be subject to any conditions, other than (i) that the Exchange Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC and (ii) the due tendering of Registrable Notes in accordance with the Exchange Offer. Each Holder of Registrable Notes (other than Participating Broker-Dealers and other specified holders) who wishes to exchange such Registrable Notes for Exchange Notes in the Exchange Offer (a) shall have represented that (I) it is not an affiliate (as defined in Rule 405 under the 1933 Act) of the Company or any Guarantor or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the 1933 Act, (II) any Exchange Notes to be received by it were acquired in the ordinary course of its business, (III) at the time of the commencement of the Exchange Offer it had no arrangement with any person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Notes and (b) shall have made such other representations as may be necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or another appropriate form under the 1933 Act available. The Company shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders and otherwise facilitate the tender of Registrable Notes in the Exchange Offer.

        The Company shall make available for a period of up to 90 days after consummation of the Exchange Offer a prospectus meeting the requirements of the 1933 Act to any Participating Broker-Dealer which acquired the Notes for its own account as a result of market making or other trading activities and any other persons, if any, with similar prospectus delivery requirements, for use in connection with any resale of Exchange Notes. A Participating Broker-Dealer or any other person that delivers such a prospectus to purchasers in connection with such resales shall be subject to certain of the civil liability provisions under the 1933 Act and shall be bound by the provisions of this Agreement (including certain indemnification rights and obligations thereunder).

        (b)    Shelf Registration.    In the event that (i) any changes in law or the applicable interpretations of the staff of the SEC do not permit the Company to effect the Exchange Offer as contemplated by Section 2(a) hereof, (ii) if for any other reason the Exchange Offer is not consummated within 210 days following the Closing Date, (iii) any of the Initial Purchasers shall so request following the consummation of the Exchange Offer (if such Initial Purchaser shall hold Registrable Notes that it acquired directly from the Company and if such Initial Purchaser is not permitted, in the opinion of counsel to such Initial Purchaser, pursuant to applicable law or applicable interpretation of the staff of the SEC, to participate in the Exchange Offer) or (iv) if applicable law or applicable interpretations of the staff of the SEC do not permit any Holder of Notes (other than the Initial Purchasers) to participate in the Exchange Offer, the Company and the Guarantors shall, at their own cost,

          (A)  as promptly as practicable, file with the SEC a Shelf Registration Statement relating to the offer and sale of the Registrable Notes by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders of such Registrable Notes and set forth in such Shelf Registration Statement, and use their reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the SEC within 180 days after the Closing Date. In the event that the Company is required to file a Shelf Registration Statement upon the request of any Initial Purchaser pursuant to clause (iii) above, or upon the request of any Holder (other than the Initial Purchaser) not eligible to participate in the Exchange Offer pursuant to clause (iv) above, the Company and the Guarantors shall file and have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Notes and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Notes held by such Holder or such Initial Purchaser, as applicable, after completion of the Exchange Offer;

          (B)  use their reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required, in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the date the Shelf Registration Statement is declared effective by the SEC or such shorter period ending upon the earlier of (x) all of the Registrable Notes covered by the Shelf Registration Statement being sold pursuant to the Shelf Registration Statement and (y) all of the Registrable Notes covered by the Shelf Registration Statement becoming eligible for resale pursuant to Rule 144 under the 1933 Act without any volume restrictions; and

          (C)  notwithstanding any other provisions hereof, use its reasonable best efforts to ensure that (x) any Shelf Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (y) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (z) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        The Company and the Guarantors further agree, if necessary, to supplement or amend the Shelf Registration Statement if requested by the Majority Holders with respect to information relating to the Holders and otherwise as required by Section 3(b) below, to use all reasonable efforts to cause any such amendment to become effective and such Shelf Registration to become usable as soon as practicable thereafter and to furnish to the Holders of Registrable Notes copies of any such supplement or amendment promptly after its being used or filed with the SEC.

        (c)    Expenses.    The Company and the Guarantors shall pay all Registration Expenses in connection with the registration pursuant to Sections 2(a) and 2(b) hereof and, in the case of any Shelf Registration Statement, shall only reimburse the Holders or the Initial Purchasers for the reasonable fees and disbursements of one counsel (in addition to any local counsel) designated in writing by the Majority Holders to act as counsel for the Holders of the Registrable Notes in connection therewith. Each Holder shall pay all expenses of its counsel other than as set forth in the preceding sentence, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Notes pursuant to the Shelf Registration Statement.

        (d)    Effective Registration Statement.    (i) The Company and the Guarantors shall be deemed not to have used its reasonable best efforts to cause a Registration Statement to become, or to remain, effective during the requisite periods set forth herein if they voluntarily take any action that could reasonably be expected to result in any such Registration Statement not being declared effective or in the Holders of Registrable Notes covered thereby not being able to exchange or offer and sell such Registrable Notes during that period unless (A) such action is required by applicable law or (B) such action is taken by the Company and the Guarantors in good faith and for valid business reasons (not including avoidance of the Company's and the Guarantors obligations hereunder), including a material corporate transaction, so long as the Company promptly complies with the requirements of Section 3(k) hereof, if applicable, but in the case of each of clause (A) and clause (B) above, subject to the provisions of Section 2(e) hereof.

         (ii)  An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof shall be deemed not to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Notes pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement shall be deemed not to have been effective during the period of such interference, until the offering of Registrable Notes pursuant to such Registration Statement may legally resume.

        (e)    Increase in Interest Rate.    (i) In the event that (1) the Exchange Offer Registration Statement is not filed with the SEC on or prior to the 90th calendar day after the Closing Date, (2) the Exchange Offer Registration Statement is not declared effective on or prior to the 180th calendar day after the Closing Date, (3) the Exchange Offer is not consummated on or prior to the 210th calendar day after the Closing Date, (4) a Shelf Registration Statement with respect to the Registrable Notes is not declared effective on or prior to the 180th day after the Closing Date (or, in the case of a Shelf Registration Statement required to be filed in response to any changes in applicable law or the applicable interpretations of the staff of the SEC, if later, within 90 days of the date of publication of such change in law or interpretation, but in no event prior to 180 days after the Closing Date), or (5) the Shelf Registration Statement is filed and declared effective within the time periods specified in clause (4) above but thereafter ceases to be effective or usable (at any time the Company and the Guarantors are obligated pursuant to this Agreement to maintain the effectiveness thereof) without being succeeded within 90 days by an additional Shelf Registration Statement filed and declared effective (each such event referred to in clauses (1) through (5) above, a "Registration Default"), the Company shall be required to pay additional interest in cash on each Interest Payment Date in an amount equal to one-quarter of one percent (0.25%) per annum with respect to the first 90-day period following such Registration Default. The amount of such additional interest will increase by an additional one-quarter of one percent (0.25%) per annum for each subsequent 90-day period until such Registration Default has been cured, up to a maximum of one percent (1.0%) per annum. Such additional interest shall cease to accrue when such Registration Default has been cured (as determined by the last sentence of this paragraph). However, if, after any such additional interest ceases to accrue, a different Registration Default occurs, such additional interest will again accrue under the foregoing provisions. Upon (v) the filing of the Exchange Offer Registration Statement after the 90 day period described in clause (1) above, (w) the effectiveness of the Exchange Offer Registration Statement after the 180 day period described in clause (2) above, (x) the consummation of the Exchange Offer after the 210 day period described in clause (3) above, (y) the effectiveness of a Shelf Registration Statement after the 180 day period (or, in the case of the events provided in the parenthetical to clause (4) above, such later period as is provided in such parenthetical) described in clause (4) above, or (z) the Shelf Registration Statement again becoming effective or usable as described in clause (5) above, and provided that none of the conditions set forth in clauses (1), (2), (3), (4) and (5) above continues to exist, a Registration Default will be deemed to be cured.

         (ii)  The Company may, by notice to Holders in accordance with Section 6(d) of this Agreement, suspend the availability of the Shelf Registration Statement pending the announcement by the Company of a material corporate transaction or as otherwise required by applicable securities laws without paying additional interest pursuant to Section 2(e)(i) of this Agreement. In the event that the availability of the Shelf Registration Statement is suspended pursuant to the immediately preceding sentence for more than 60 days in the aggregate in any consecutive twelve-month period (a "Registration Suspension Default"), the Company shall be required to pay additional interest in cash on each Interest Payment Date equal to one-quarter of one percent (0.25%) per annum with respect to the first 90-day period following such Registration Suspension Default. The amount of such additional interest will increase by an additional one-quarter of one percent (0.25%) per annum for each subsequent 90-day period until such Registration Suspension Default has been cured, up to a maximum of one percent (1.0%) per annum. Such additional interest shall cease to accrue when such Registration Suspension Default has been cured. However, if, after any such additional interest ceases to accrue, a different Registration Suspension Default occurs, such additional interest will again accrue under the foregoing provisions.

        (f)    Specific Enforcement.    Without limiting the remedies available to the Initial Purchasers and the Holders, the Company and the Guarantors acknowledge that any failure by the Company and the Guarantors to comply with their obligations under Sections 2(a) and 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it shall not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's and the Guarantors' obligations under Sections 2(a) and 2(b).

        3.    Registration Procedures.    In connection with the obligations of the Company and the Guarantors with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Company and the Guarantors shall:

          (a)   prepare and file with the SEC a Registration Statement, within the time period specified in Section 2 hereof, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company and the Guarantors, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Notes by the selling Holders thereof and (iii) shall comply as to form in all material respects with the requirements of the applicable form required by the SEC and include or incorporate by reference all financial statements required by the SEC to be filed therewith, and use their reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

          (b)   prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act; and comply with the provisions of the 1933 Act with respect to the disposition of all Notes covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

          (c)   in the case of a Shelf Registration, (i) notify each Holder of Registrable Notes, at least ten days prior to filing, that a Shelf Registration Statement with respect to the Registrable Notes is being filed and advising such Holders that the distribution of Registrable Notes will be made in accordance with the method elected by the Majority Holders; (ii) furnish to each Holder of Registrable Notes, to counsel for the Initial Purchasers, to counsel for the Holders and to each underwriter of an underwritten offering of Registrable Notes, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits (including those incorporated by reference) in order to facilitate the public sale or other disposition of the Registrable Notes; and (iii) subject to the last paragraph of this Section 3, hereby consent to the use of the Prospectus, including each preliminary Prospectus, or any amendment or supplement thereto by each of the selling Holders of Registrable Notes in connection with the offering and sale of the Registrable Notes covered by the Prospectus or any amendment or supplement thereto;

          (d)   use its reasonable best efforts to register or qualify the Registrable Notes under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Notes covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Notes shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with the Holders in connection with any filings required to be made with the NASD, to keep each such registration or qualification effective during the period such Registration Statement is required to be effective and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Notes owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d) or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction if it is not then so subject;

          (e)   in the case of a Shelf Registration, notify each Holder of Registrable Notes and counsel for such Holders promptly and, if requested by such Holder or counsel, confirm such advice in writing promptly (i) when a Shelf Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Shelf Registration Statement and Prospectus or for additional information after the Shelf Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Notes covered thereby, the representations and warranties of the Company or any Guarator contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering cease to be true and correct in all material respects, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court that interferes with the offering of Registrable Notes pursuant to the Shelf Registration Statement or of the suspension of the availability of the Shelf Registration Statement and the use of a Prospectus pursuant to Section 2(e)(ii) hereof or the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective (including as contemplated in Section 2(e)(ii) hereof) which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vii) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate;

          (f)    (A) in the case of the Exchange Offer, (i) include in the Exchange Offer Registration Statement a "Plan of Distribution" section covering the use of the Prospectus included in the Exchange Offer Registration Statement by broker-dealers who have exchanged their Registrable Notes for Exchange Notes for the resale of such Exchange Notes, (ii) furnish to each broker-dealer who desires to participate in the Exchange Offer, without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such broker-dealer may reasonably request, (iii) include in the Exchange Offer Registration Statement a statement that any broker-dealer who holds Registrable Notes acquired for its own account as a result of market-making activities or other trading activities (a "Participating Broker-Dealer"), and who receives Exchange Notes for Registrable Notes pursuant to the Exchange Offer, may be a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Notes, (iv) subject to the last paragraph of this Section 3, hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any broker-dealer in connection with the sale or transfer of the Exchange Notes covered by the Prospectus or any amendment or supplement thereto, and (v) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

    "If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Registrable Notes, it represents that the Registrable Notes to be exchanged for Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act";

  and (y) a statement to the effect that by a broker-dealer making the acknowledgment described in subclause (x) above and by delivering a Prospectus in connection with the exchange of Registrable Notes, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act; and

            (B)  to the extent any Participating Broker-Dealer participates in the Exchange Offer, the Company and the Guarantors shall use their best efforts to cause to be delivered at the request of an entity representing the Participating Broker-Dealers (which entity shall be one of the Initial Purchasers, unless it elects not to act as such representative) one "cold comfort" letter with respect to the Prospectus in the form existing on the last date for which exchanges are accepted pursuant to the Exchange Offer and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (C) below; and

            (C)  to the extent any Participating Broker-Dealer participates in the Exchange Offer, the Company and the Guarantors shall use their reasonable best efforts to maintain the effectiveness of the Exchange Offer Registration Statement for a period of 90 days following the closing of the Exchange Offer or such shorter period which will terminate when the Participating Broker-Dealers have completed all resales subject to applicable prospectus delivery requirements; and

            (D)  the Company and the Guarantors shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement as would otherwise be contemplated by Section 3(b) hereof, or take any other action as a result of this Section 3(d), for a period exceeding 90 days after the last date for which exchanges are accepted pursuant to the Exchange Offer (as such period may be extended by the Company) and Participating Broker-Dealers shall not be authorized by the Company to, and shall not, deliver such Prospectus after such period in connection with resales contemplated by this Section 3.

          (g)   (A) in the case of an Exchange Offer or Shelf Registration Statement, furnish counsel for the Initial Purchasers and (B) in the case of a Shelf Registration, furnish counsel for the Holders of Registrable Notes, copies of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

          (h)   use their reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable and provide immediate notice to each Holder of the withdrawal of any such order;

          (i)    in the case of a Shelf Registration, furnish to each Holder of Registrable Notes and each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (j)    in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Notes to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold and not bearing any restrictive legends; and cause such Registrable Notes to be in such denominations (consistent with the provisions of the Indenture) in a form eligible for deposit with the Depositary and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least one business day prior to the closing of any sale of Registrable Notes;

          (k)   in the case of a Shelf Registration, promptly upon the occurrence of any event or the discovery of any facts, each as contemplated by Section 3(e)(vi) hereof, use their reasonable best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and, subject to the provisions of Section 2(e)(ii) hereof, each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Holder such numbers of copies of the Prospectus, as amended or supplemented, as such Holder may reasonably request;

          (l)    obtain CUSIP numbers for all Exchange Notes, or Registrable Notes, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with certificates for the Exchange Notes or the Registrable Notes, as the case may be, in a form eligible for deposit with the Depositary;

          (m)  (i) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Notes or Registrable Notes, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use their reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

          (n)   in the case of a Shelf Registration, enter into agreements (including underwriting agreements) and take all other customary and appropriate actions (including those reasonably requested by the Majority Holders) in order to expedite or facilitate the disposition of such Registrable Notes and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

            (i)    make such representations and warranties to the Holders of such Registrable Notes and the underwriters, if any, in form, substance and scope substantially similar to those made by the Company and the Guarantors in the Purchase Agreement, with such changes, additions and modifications as may be reasonably requested by the Holders or their counsel to reflect that the offering of the Registrable Notes in such case will be registered with the SEC;

            (ii)   obtain opinions of counsel to the Company and its subsidiaries and updates thereof (which counsel shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority in principal amount of the Registrable Notes being sold) addressed to each selling Holder and which opinions shall be in form, scope and substance substantially similar to those required in the Purchase Agreement, with such changes, additions and modifications as may be reasonably requested by the Holders or their counsel to reflect that the offering of the Registrable Notes in such case will be registered with the SEC (which opinions shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority in principal amount of the Registrable Notes being sold);

            (iii)  obtain "cold comfort" letters and updates thereof from the Company's and the Guarantors' independent certified public accountants addressed to the underwriters, if any, and will use reasonable best efforts to have such letters addressed to the selling Holders of Registrable Notes, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;

            (iv)  enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable Notes, which agreement shall be in form, substance and scope customary for similar offerings;

            (v)   if an underwriting agreement is entered into in the case of an underwritten offering, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 5 hereof with respect to the underwriters and all other parties to be indemnified pursuant to Section 5 hereof; and

            (vi)  deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings.

  The above shall be done at (i) the effectiveness of such Registration Statement (and, if appropriate, each post-effective amendment thereto) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder. In the case of any underwritten offering, the Company shall provide written notice to the Holders of all Registrable Notes of such underwritten offering at least 30 days prior to the filing of a prospectus supplement for such underwritten offering. Such notice shall (x) offer each such Holder the right to participate in such underwritten offering, (y) specify a date, which shall be no earlier than 10 calendar days following the date of such notice, by which such Holder must inform the Company of its intent to participate in such underwritten offering and (z) include the instructions such Holder must follow in order to participate in such underwritten offering;

          (o)   in the case of a Shelf Registration, make available for inspection by representatives of the Holders of the Registrable Notes and any underwriter participating in any disposition pursuant to a Shelf Registration Statement and any counsel or accountant retained by such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company and the Guarantors reasonably requested by any such Persons, and cause the respective officers, directors, employees, and any other agents of the Company and the Guarantors to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with such Registration Statement; provided, however, that such Persons shall first agree in writing with the Company and the Guarantors that any information that is reasonably and in good faith designated by the Company and the Guarantors in writing as confidential at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of such Registration Statement or the use of any Prospectus), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such Person or (iv) such information becomes available to such person from a source other than the Company and its subsidiaries and such source is not known, after due inquiry, by the relevant Holder to be bound by a confidentiality agreement or is not otherwise under a duty of trust to the Company and the Guarantors.

          (p)   (i) a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to a Prospectus, provide copies of such document to the Initial Purchasers, and make such changes in any such document prior to the filing thereof as any of the Initial Purchasers or their counsel may reasonably request; (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Registrable Notes, to the Initial Purchasers, to counsel on behalf of the Holders and to the underwriter or underwriters of an underwritten offering of Registrable Notes, if any, and make such changes in any such document prior to the filing thereof as counsel to any of the Initial Purchasers or any underwriter may request; and (iii) cause the representatives of the Company and its subsidiaries to be available for discussion of such document as shall be reasonably requested by the Holders of Registrable Notes, the Initial Purchasers on behalf of such Holders or any underwriter, and shall not at any time make any filing of any such document of which such Holders, the Initial Purchasers on behalf of such Holders, their counsel or any underwriter shall not have previously been advised and furnished a copy or to which such Holders, the Initial Purchasers on behalf of such Holders, their counsel or any underwriter shall reasonably object within a reasonable time period;

          (q)   in the case of a Shelf Registration, use their reasonable best efforts to cause all Registrable Notes to be listed on any securities exchange on which similar debt securities issued by the Company are then listed if requested by the Majority Holders or by the underwriter or underwriters of an underwritten offering of Registrable Notes, if any;

          (r)   in the case of a Shelf Registration, use their reasonable best efforts to cause the Registrable Notes to be rated with the appropriate rating agencies, if so requested by the Majority Holders of any class of Registrable Notes or by the underwriters of any underwritten offering of Registrable Notes, if any, unless the Registrable Notes are already so rated;

          (s)   otherwise use their reasonable best efforts to comply with all applicable rules and regulations of the SEC and make available to their security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder; and

          (t)    cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter and its counsel.

        In the case of a Shelf Registration Statement, the Company may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Registrable Notes to furnish to the Company such information regarding such Holder and the proposed distribution by such Holder of such Registrable Notes as the Company may from time to time reasonably request in writing, and the Company may exclude from such registration the Registrable Notes of any Holder that fails to furnish such information within a reasonable time after receiving such request. No Holder of Registrable Notes shall be entitled to additional interest as provided in such Holder's Registrable Notes unless and until such Holder shall have used its reasonable best efforts to provide all such information.

        In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e) hereof, such Holder will forthwith discontinue disposition of Registrable Notes pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Notes current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Notes pursuant to a Shelf Registration Statement as a result of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(vi) hereof, the Company and the Guarantors shall be deemed to have used their reasonable best efforts to keep the Shelf Registration Statement effective during such period of suspension; provided that (i) such period of suspension shall not exceed the time periods provided in Section 2(e)(ii) hereof and (ii) the Company and the Guarantors shall use their reasonable best efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to the Shelf Registration Statement and shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions; provided further that nothing in this sentence shall be deemed to eliminate the Company's obligations to pay additional interest in accordance with Section 2(e)(ii) hereof.

        4.    Underwritten Registrations.    If any of the Registrable Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering shall be selected by the Majority Holders of such Registrable Notes included in such offering; and shall be reasonably acceptable to the Company.

        No Holder of Registrable Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

        5.    Indemnification and Contribution.    (a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, each Holder, including Participating Broker-Dealers, each underwriter who participates in an offering of Registrable Notes, their respective affiliates, and their respective directors, officers, employees, agents and each Person, if any, who controls any of such parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

            (i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Notes or Registrable Notes were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii)   against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, in each case, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 5(d) below) any such settlement is effected with the written consent of the Company; and

            (iii)  against any and all expenses whatsoever, as incurred (including the reasonable fees and disbursements of one counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this Section 5(a);

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers, any Holder, including Participating Broker-Dealers, or any underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto); provided further that the Company will not be liable to any Initial Purchaser, any Holder, including any Participating Broker-Dealer, or any underwriter with respect to any preliminary prospectus to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Initial Purchaser, Holder, Participating Broker-Dealer or underwriter in contravention of a requirement under applicable law, sold Registrable Notes to a person to whom such Initial Purchaser, Holder, Participating Broker-Dealer or underwriter failed to send or give a copy of the final prospectus, as then amended or supplemented if (i) the Company has previously furnished copies thereof (sufficiently in advance to allow for proper delivery on or prior to the written confirmation of the sale of Registrable Notes) to the Initial

Purchaser, Holder, Participating Broker-Dealer or underwriter and the loss, liability, claim, damage or expense of such Initial Purchaser, Holder, Participating Broker-Dealer or underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the preliminary prospectus which was corrected in the final prospectus as, if applicable, amended or supplemented prior to the written confirmation of the sale of Registrable Notes and such final prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person and (ii) such failure to give or send such final prospectus by the written confirmation of sale of Registrable Notes to the party or parties asserting such loss, liability, claim, damage or expense would have constituted the sole defense to the claim asserted by such person.

          (b)   In the case of a Shelf Registration, each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company the Guarantors, each Initial Purchaser, each underwriter who participates in an offering of Registrable Notes and the other selling Holders and each of their respective directors and officers (including each officer of the Company and any Guarantor who signed the Registration Statement) and each Person, if any, who controls the Company, any Guarantor, any Initial Purchaser, any underwriter or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 5(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company and the Guarantors by such Holder, as the case may be, expressly for use in the Shelf Registration Statement (or any amendment thereto), or the Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Notes pursuant to such Shelf Registration Statement.

          (c)   In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to paragraph (a) or paragraph (b) above, such person (the "indemnified party") shall give notice as promptly as reasonably practicable to each person against whom such indemnity may be sought (the "indemnifying party"), but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 5 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (w) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (x) the indemnified party has reasonably concluded that there may be legal defenses available to it or other indemnified parties that are different or in addition to those available to the indemnifying party, (y) a conflict or potential conflict exists between the indemnified party and the indemnifying party or (z) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 5(a) and 5(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 5 hereof (whether or not the indemnified parties are actual or potential parties thereof), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party;

          (d)   If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which they are entitled to indemnification hereunder, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 5(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (e)   If the indemnification provided for in any of the indemnity provisions set forth in this Section 5 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party or parties on the one hand, and such indemnified party or parties on the other hand, from the offering of the Exchange Notes or Registrable Notes included in such offering or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of such indemnifying party or parties on the one hand, and such indemnified party or parties on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party or parties on the one hand, and such indemnified party or parties on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or parties, and such indemnified party or parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors, the Initial Purchasers and the Holders of the Registrable Notes agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity, and the Initial Purchasers were treated as one entity, for such purpose) or by another method of allocation which does not take account of the equitable considerations referred to above in Section 5. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by an governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each Person, if any, who controls an Initial Purchaser or a Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser or Holder, and each director of the Company or any Guarantor, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The parties hereto agree that any underwriting discount or commission or reimbursement of fees paid to the Initial Purchasers pursuant to the Purchase Agreement shall not be deemed to be a benefit received by the Initial Purchasers in connection with the offering of the Exchange Notes or Registrable Notes included in such offering.

        6.    Miscellaneous.    (a) Rule 144 and Rule 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act, the Company covenants that it shall file the reports required to be filed by it under Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder, and that if it ceases to be so required to file such reports, it shall upon the request of any Holder of Registrable Notes (i) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (ii) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act, and (iii) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Notes without registration under the 1933 Act within the limitation of the exemptions provided by (x) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (y) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (z) any similar rules or regulations hereafter adopted by the SEC. Upon the reasonable written request of any Holder of Registrable Notes, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

          (b)    No Inconsistent Agreements.    The Company and the Guarantors have not entered into, nor shall the Company and the Guarantors on or after the date of this Agreement enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

          (c)    Amendments and Waivers.    The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Guarantors have obtained the written consent of Holders of at least a majority in aggregate principal amount at maturity of the outstanding Registrable Notes affected by such amendment, modification, supplement, waiver or departure; provided, however, that no amendment, modification, supplement or waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Notes unless consented to in writing by such Holder.

          (d)    Notices.    All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier or any courier guaranteeing overnight delivery (i) if to a Holder (other than an Initial Purchaser), at the most current address set forth on the records of the Registrar under the applicable Indenture, (ii) if to an Initial Purchaser, at the most current address given by that Initial Purchaser to the Company by means of a notice given in accordance with the provisions of this Section 6(d), which address initially is the address set forth in Section 12 of the Purchase Agreement; and (iii) if to the Company and the Guarantors, initially at the addresses set forth in Section 12 of the Purchase Agreement and thereafter at such other address, notice of which has been given in accordance with the provisions of this Section 6(d).

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the applicable Indenture.

          (e)    Successors and Assigns.    This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Notes in violation of the terms hereof or of the Purchase Agreement or the applicable Indenture. If any transferee of any Holder shall acquire Registrable Notes, in any manner, whether by operation of law or otherwise, such Registrable Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Notes, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

          (f)    Third Party Beneficiary.    The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

          (g)    Counterparts.    This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h)    Headings.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (i)    GOVERNING LAW.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

          (j)    Severability.    In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ROCKWOOD SPECIALTIES GROUP, INC.
By:	/s/ Thomas J. Riordan
Name: Thomas J. Riordan Title: Vice President
ROCKWOOD PIGMENTS NA, INC.
By:	/s/ Thomas J. Riordan
Name: Thomas J. Riordan Title: Vice President
LUREX INC.
By:	/s/ Thomas J. Riordan
Name: Thomas J. Riordan Title: Vice President
By:	/s/ Thomas J. Riordan
Name: Thomas J. Riordan Title: Vice President
ADVANTIS TECHNOLOGIES, INC.
By:	/s/ Thomas J. Riordan
Name: Thomas J. Riordan Title: Vice President
ALPHAGARY CORPORATION
By:	/s/ Thomas J. Riordan
Name: Thomas J. Riordan Title: Vice President

ELECTROCHEMICALS, INC.
By:	/s/ Thomas J. Riordan
Name: Thomas J. Riordan Title: Vice President
CYANTEK CORPORATION
By:	/s/ Thomas J. Riordan
Name: Thomas J. Riordan Title: Vice President
COMPUGRAPHICS U.S.A. INC.
By:	/s/ Thomas J. Riordan
Name: Thomas J. Riordan Title: Vice President
EXSIL, INC.
By:	/s/ Thomas J. Riordan
Name: Thomas J. Riordan Title: Vice President
SOUTHERN CLAY PRODUCTS, INC.
By:	/s/ Thomas J. Riordan
Name: Thomas J. Riordan Title: Vice President
CHEMICAL SPECIALTIES, INC.
By:	/s/ Thomas J. Riordan
Name: Thomas J. Riordan Title: Vice President

ROCKWOOD AMERICA INC.
By:	/s/ Thomas J. Riordan
Name: Thomas J. Riordan Title: Vice President
ROCKWOOD SPECIALTIES INC.
By:	/s/ Thomas J. Riordan
Name: Thomas J. Riordan Title: Vice President
SOUTHERN COLOR N.A., INC.
By:	/s/ Thomas J. Riordan
Name: Thomas J. Riordan Title: Vice President
RS FUNDING CORPORATION
By:	/s/ Thomas J. Riordan
Name: Thomas J. Riordan Title: Vice President

CONFIRMED AND ACCEPTED,
    as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                              INCORPORATED
J.P. MORGAN SECURITIES INC.
GOLDMAN, SACHS & CO.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                              INCORPORATED

By:	/s/ A. Melvani
Name: A. Melvani Title: Vice President

For itself and as Representatives of the other Initial Purchasers named in Schedule A to the Purchase Agreement.

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  EXHIBIT 4.2